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                                                                  EXHIBIT 10.9

                       2002 ANNUAL INCENTIVE PLAN SUMMARY
          As Approved by the People Committee of the Board of Directors
                    of Monsanto Company on December 18, 2001
   GENERAL:
   -------

   o The 2002 Annual Incentive Plan will cover the performance period January 1 through December 31, 2002

       >> If performance goals are met as determined by the Board People Committee, any payout is made in March 2003

   o Eligibility includes regular employees who do not participate in a local sales or manufacturing annual incentive plan

   o Funding of the Plan is determined by the Company's attainment of certain financial goals and the Committee's determination that such attainment satisfies certain subjective performance criteria as determined by the Committee. In addition, regardless of the attainment of any one or more of the Plan's financial goals, the Committee, in its sole discretion, shall determine whether the incentive pool should be funded and the amount of such funding, if any

   o An incentive opportunity level will be established for each participant, expressed as a percentage of base pay

       >> Incentive Opportunity levels range from 7.5% of pay for entry level roles to 70% of pay for the CEO

   o Various performance levels are approved by the Board People Committee with a payout level associated with each level of performance:

     --------------------------------------------------------------------
                                            POTENTIAL PAYOUT
                                 AS A PERCENT OF INCENTIVE OPPORTUNITY
                                 -------------------------------------
       PERFORMANCE LEVEL               OFFICERS      NON-OFFICERS
     --------------------------------------------------------------------
       Threshold                         50%             50%

       Good                              75%             100%

       Plan                              100%            150%

       Outstanding                       200%            200%

     --------------------------------------------------------------------


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   FINANCIAL GOALS:
   ---------------

   o The Board People Committee approves Threshold, Good, Plan and Outstanding levels of performance for 2002 relating to:

       >>   Sales Growth (25% weighting)
       >>   Earnings per Share (50% weighting)
       >>   Cash Flow (25% weighting)

   o Sales Growth, Earnings Per Share and Cash Flow are determined in accordance with the "Definition of Performance Metrics" attached

   o In order for there to be any funding of the incentive pool and thus for any payout to occur, the Company must meet the Threshold level of performance with respect to Earnings Per Share

       >> Therefore, no payout may occur with respect to Sales Growth or Cash Flow performance if the Threshold level of performance for Earnings Per Share is not met

   o Following the end of the performance year, the Board People Committee evaluates Company performance for the year relative to the financial goals

       >> The Committee may consider subjective criteria in determining whether or not any financial goal has been attained

   FUNDING OF INCENTIVE POOL AND PAYOUT OF AWARDS:
   -----------------------------------------------

   o At the beginning of the performance year, a targeted incentive award pool, equal to the sum of base salaries of all Plan participants multiplied by their annual incentive opportunities, is calculated

   o After the end of the performance year, the Board People Committee determines the actual funding of the incentive pool for the Plan based upon the Company's performance for the year, measured against the Plan's financial goals and other subjective performance factors

       >> The Committee may, in its judgment, consider subjective factors, in determining to what extent, if any, the incentive pool will be funded

   o The amount of money available for awards (i.e. the funding of the incentive pool) is determined by multiplying the value of the targeted incentive award pool by the percentage of overall Company performance achieved, as determined by the Committee

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       >>   If the Committee determines that a Threshold level of
            performance is not met with respect to Earnings Per Share (considering the financial goal metrics for Earnings Per Share and other subjective performance factors) the incentive pool will not be funded and no payout will occur

       >> If performance exceeds the Outstanding level of performance, the actual pool (i.e. available funding) may exceed Outstanding

   o Individual awards are determined based on team and individual performance

       >> People Managers: 50% of award based on development of people, team and personal development; 50% based on business results

       >> Non-managers: 75% of award based on business results; 25% on personal development

   o The payment and amount of any award are subject to the sole discretion of the People Committee or its delegate

   EVENTS AFFECTING PAYOUT OF INDIVIDUAL ANNUAL INCENTIVES:
   --------------------------------------------------------

   o If an employee commences employment during the performance year, he/she is eligible for an award reflecting actual months of participation to the nearest whole month

   o If a participant's incentive opportunity changes during the performance year, he/she is eligible for an award reflecting the incentive opportunity at year-end

   o If a participant's pay changes during the year, any incentive award received is based on base pay at year-end

   o If a participant transfers within the Company, his/her award will come from the unit in which he/she is working at year-end, but performance for the whole year will be considered

   o   A participant who:

       >> voluntarily resigns may be considered for an award only if the resignation occurs after the end of the year

       >> involuntarily separates without cause, is eligible for an award reflecting participation to the nearest whole month if he/she has already worked more than three months in the year

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       >>   retires, dies, or becomes permanently disabled, is eligible for an award reflecting actual participation to the nearest whole month. (Retirement is defined as termination at or after age 50.)

       >>   terminates for cause, forfeits all rights to any award

            o Any award will be paid in March following the participant's separation



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